Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-4 of our reports dated March 31, 2014, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting of Eastern Virginia Bankshares, Inc., which appear in such Registration Statement. We also consent to the reference to our firm under the heading “Independent Auditors” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Yount, Hyde & Barbour, P.C.

Winchester, Virginia

September 3, 2014